February 15, 2007

FROM:

C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Suite 200

Eden Prairie, Minnesota 55344

Angie Freeman, director of investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE DECLARES QUARTERLY CASH DIVIDEND

MINNEAPOLIS, February 15, 2007 - C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced that its Board of Directors today declared a regular quarterly cash dividend of 18 cents ($0.18) per share, payable on April 2, 2007, to shareholders of record on March 9, 2007.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of February 15, 2007, there were approximately 169,193,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 25,000 customers through a network of 214 offices in North America, Europe, Asia, and South America. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2006 gross revenues of $6.6 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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